Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SATIXFY COMMUNICATIONS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(4)	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, no par value, previously issued pursuant to the SatixFy Communications Ltd. 2020 Share Award Plan	Rule 457(h)	7,749,945	$1.42 (2)	$11,004,921.90	0.00011020	$1,212.74
Equity	Ordinary shares, no par value, to be issued pursuant to the SatixFy Communications Ltd. 2020 Share Award Plan	Rule 457(h)	3,000,000	$9.98 (3)	$29,940,000.00	0.00011020	$3,299.39
Total Offering Amounts					$40,944,921.90		$4,512.13
Total Fee Offsets							-
Net Fee Due							$4,512.13

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers ordinary shares, no par value (“Ordinary Shares”), of SatixFy Communications Ltd. (the “Company” or “Registrant”) (i) authorized for issuance under the SatixFy Communications Ltd. 2020 Share Award Plan (as amended and restated) (the “2020 Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Ordinary Shares that may become issuable under the 2020 Plan by reason of any stock split, stock dividend or similar transaction involving Ordinary Shares.

(2)	Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the weighted-average exercise price of the stock options outstanding, rounded up to the nearest penny.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act. Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act, the proposed maximum offering price of the Ordinary Shares reserved for issuance under the 2020 Plan is based on the implied average of the high and low prices of the Endurance Public Shares as reported on the Nasdaq Capital Market on October 20, 2022.

(4)	Rounded up to the nearest penny.